UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 1, 2020 (September 29, 2020)

Allena Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-38268	45-2729920
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Newton Executive Park, Suite 202 Newton, Massachusetts		02462
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (617) 467-4577

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ALNA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry Into a Material Definitive Agreement

Loan and Security Agreement

On September 29, 2020 (the “Closing Date”), Allena Pharmaceuticals, Inc. (the “Company”) (the “Borrower”), entered into a Loan and Security Agreement (the “Loan and Security Agreement”) with Pontifax Medison Finance (Israel) L.P. and Pontifax Medison Finance (Cayman) L.P., as lenders (collectively, referred to as “Lender”), and Pontifax Medison Finance GP, L.P., in its capacity as administrative agent and collateral agent for itself and Lender (in such capacity, “Agent”).

Amount. The Loan and Security Agreement provides for a term loan or loans in an aggregate principal amount of up to $25.0 million (the “Term Loan”) subject to funding in three tranches as follows: (a) on the Closing Date, a loan in the aggregate principal amount of $10.0 million (the “Initial Loan”), (b) on and after the Closing Date until September 29, 2021, a loan in the aggregate principal amount of $5.0 million (the “Credit Line”), and (c) a loan in the aggregate principal amount of $10.0 million (the “Third Installment Loan”), subject to Borrower’s achievement of one (1) of the following milestones by no later than December 29, 2021: (i) Borrower receives non-contingent non-refundable gross proceeds from one or more equity financings and/or strategic partnerships, in each case, consummated following the Closing Date, in the aggregate amount of at least $15,000,000 for all such equity financings and strategic partnerships or (ii) the 65th patient has been enrolled in the Company’s URIROX-2 clinical trial. The Borrower intends to use the proceeds of the Term Loan for working capital purposes and general corporate purposes.

Interest Rate, Fees. The outstanding principal of the Term Loan bears an interest rate of 9.0% per annum based on a year consisting of 365 days. Interest is payable on a quarterly basis based on the principal amount outstanding during the preceding quarter. In addition, the Company is required to pay to the Lender an unused line fee of 1.0% per annum payable quarterly on the amount not withdrawn under the Credit Line and, upon withdrawal of the Third Installment Loan, the Company is required to pay a fee of 1.0% of the Third Installment Loan to Lender.

Maturity, Amortization. The maturity date of the Term Loan is 48 months after the Closing Date . The Company will repay the Term Loan in eight equal quarterly installments commencing on the first business day of the calendar quarter after the amortization date, which is September 28, 2022, and continuing on the first business day of each quarter thereafter until the maturity date of Term Loan.

Prepayment. The Borrower may, at its option, prepay amounts withdrawn in whole or in part, at any time, from time to time, without premium or penalty, upon five (5) Business Days’ written notice to Agent. In the event that the Company has entered into substantive negotiations, signed a letter of intent or received a bona fide offer to consummate a Change of Control (as such term is defined in the Loan Agreement), then the Company may not prepay the Term Loan until the earlier of the termination of such negotiations or the public announcement of the entry into a definitive agreement to consummate such Change in Control; provided that the Company may give the Lender notice of its intent to prepay the Term Loan concurrent with the closing of the Change of Control transaction at any time.

Conversion by the Lender. The Lender may, at its option, elect to convert the then outstanding Term Loan amount and all accrued and unpaid interest thereon into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The “Conversion Price” for the Initial Loan and Credit Line shall be $4.10 subject to certain customary adjustments as specified in the Loan and Security Agreement. The Conversion Price for the Third Installment Loan will equal the higher of: (i) $4.10 and (ii) a price equal to 2 times the average closing price of the Company’s common stock during the 30 trading days prior to the date on which the Third Installment Loan becomes available for withdrawal.

Conversion by the Company. The Company shall have the right to convert at any time all or any portion of the then outstanding Term Loan and all accrued and unpaid interest thereon into shares of Common Stock at the applicable Conversion Price, subject to fulfilment of all of the following conditions: (i) the shares of Common Stock issuable upon conversion are unrestricted and freely tradable securities if held by a person that is not an affiliate (and has not been affiliate at any time during the three months preceding any such sale) of the Company pursuant to Rule 144 under the Securities Act or under an effective registration statement under the Securities Act, (ii) during a period of 30 consecutive trading days prior to the date on which the Company gives notice of the exercise of its conversion right, the closing price of the Common Stock was greater than 1.4 times the Conversion Price applicable to the Term Loan converted on at least 20 trading days, including on the trading day preceding the date on which the Company gives notice of the exercise of its conversion right, and (iii) the number of shares of Common Stock issuable upon conversion by the Company shall not exceed the average weekly number of traded shares on the stock market during the four weeks immediately preceding the date on which the Company gives notice of the exercise of its conversion rights. The Company may only effect a conversion once every four weeks.

Security. The Borrower’s obligations are secured by a security interest, senior to any current and future debts and to any security interest, in all of Borrower’s right, title, and interest in, to and under all of Borrower’s property and other assets, other than its intellectual property and other limited exceptions specified in the Loan and Security Agreement.

Covenants; Representations and Warranties; Other Provisions. The Loan and Security Agreement contains customary representations, warranties and covenants, including covenants by the Borrower limiting additional indebtedness, liens, including on intellectual property, guaranties, mergers and consolidations, substantial asset sales, investments and loans, certain corporate changes, transactions with affiliates and fundamental changes.

Default Provisions. The Loan and Security Agreement provides for events of default customary for term loans of this type, including but not limited to non-payment, breaches or defaults in the performance of covenants, insolvency, bankruptcy and the occurrence of a material adverse effect on the Borrower. After the occurrence and continuance of an event of default the Agent has the option to (i) accelerate payment of all obligations and terminate the Lender’s commitments under the Loan and Security Agreement, (ii) sign and file in Borrower’s name any notices, assignment or agreements necessary to perfect or protect repayment, or (iii) notify any of Borrower’s account debtors to make payment directly to Agent.

The foregoing description of the Loan and Security Agreement does not purport to be complete and is qualified in its entirety by reference to the Loan and Security Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Registration Rights Agreement

In connection with the Loan and Security Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Lender, pursuant to which the Company will be obligated, among other things, to use its commercially reasonable efforts to (i) file a registration statement with the U.S. Securities and Exchange Commission within 60 days following the closing of the Loan and Security Agreement for purposes of registering the shares of Common Stock issuable upon the conversion of the Term Loan (the “Conversion Shares”) and any other securities issued or issuable with respect to or in exchange for such Conversion Shares, whether by merger, charter amendment or otherwise (ii) make the registration statement declared effective as soon as practicable after filing, and in any event no later than 120 days after the closing of the Loan and Security Agreement, and (iii) maintain the registration until all registrable securities may be sold pursuant to Rule 144 under the Securities Act, without restriction as to volume. The Registration Rights Agreement contains customary terms and conditions for a transaction of this type.

The foregoing descriptions of the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Warrant and the Registration Rights Agreement which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On the Closing Date, the Company utilized approximately $7.0 million of the Term Loan pursuant to the Loan and Security Agreement to pay off all obligations owing under, and to terminate, as of the Closing Date, the Loan and Security Agreement between the Company and Pacific Western Bank, dated June 29, 2018 (the “PWB Loan Agreement”). The PWB Loan Agreement had permitted the Company to borrow up to an aggregate principal amount of $12.0 million, of which a total of $10.0 million was advanced to the Company. No prepayment penalty was paid by the Company in connection with the repayment of the PWB Loan Agreement. The PWB Loan Agreement was secured by all of the Company’s assets other than its intellectual property.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in Items 1.01 and 1.02 of this Current Report on Form 8-K regarding the Loan and Security Agreement and the repayment of the PWB Loan Agreement is incorporated by reference into this Item 2.04.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The shares of Common Stock issuable upon conversion, if any, of the Term Loan have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

To the extent that any shares of Common Stock are issued upon conversion of the Term Loan, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 4(a)(2).

Item 8.01	Other Events.

On September 30, 2020, the Company issued a press release announcing the execution of the Loan and Security Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Registration Rights Agreement, dated September 29, 2020 by and among Allena Pharmaceuticals, Inc. and the parties named therein.

10.1	Loan and Security Agreement, dated September 29, 2020 by and among Allena Pharmaceuticals, Inc. and the parties named therein.

99.1	Press Release of the Company, dated September 30, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2020	Allena Pharmaceuticals, Inc.

	By:	/s/ Edward Wholihan
Edward Wholihan
Chief Financial Officer